ASTROTECH APPOINTS JIM BECKER TO BOARD OF DIRECTORS

Austin, Texas – June 23, 2022 – Astrotech Corporation (Nasdaq: ASTC) announced today that it has appointed Jim Becker to its Board of Directors. Mr. Becker brings to Astrotech’s Board extensive leadership, with a focus on strategic market growth and expansion, and business process improvements and scaling, along with public speaking and corporate management skills. He will serve on each of the compensation committee, the corporate governance and nominating committee, and the audit committee of the Board of Directors.

Mr. Becker stated, “I look forward to joining the Board of Astrotech. With Astrotech's technological portfolio and the culture of the leadership team, I see this as a perfect opportunity to contribute to their growth.”

Mr. Becker is the founder and CEO of Becker Logistics, LLC. He has overseen significant growth in its revenue by following the core values of integrity, quality, innovation, safety, competitiveness, openness, respect, and equal work life balance. He currently serves as a Chairman of Membership Committee for the Transportation Intermediaries Association where he also served as an At-Large Board Member for two terms from 2013-2019. Mr. Becker also serves as an Executive Advisory Committee Member for McLeod Software and is the creator of Jenna’s Foundation. In July 2021, Mr. Becker was appointed to the board of The Monroe Institute, a non-profit organization. Mr. Becker received a certificate in Mergers and Acquisitions from the University of Chicago Booth School of Business and attended Northwestern University for Leadership and Organizational Behaviorism.

“We are very honored to have Mr. Becker join the Astrotech leadership team in his new role as a member of the board and its committees,” stated Thomas B. Pickens III, Chairman and CEO of Astrotech. “His comprehensive background in logistics, sales performance, market growth and M&A makes him the perfect fit to help Astrotech and its subsidiaries push for revenue growth as we scale our mass spectrometer technology into many markets.”

About Astrotech

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530